                                                                    EXHIBIT 99.1

                                                       CONTACT:  Robert K. Hynes
                                                                  Monica Burrows
                                                                  (212) 355-5200

                                                   RELEASE DATE:  August 4, 2003

FOR IMMEDIATE RELEASE

                    WHX ANNOUNCES 2003 SECOND QUARTER RESULTS

NEW YORK - WHX CORPORATION (NYSE: WHX)

            WHX today  reported  a net loss of $4.1  million,  on sales of $83.5 million,  for the second quarter of 2003 compared to net income of $7.8 million, on sales of $109.2 million, in the same period in 2002. The 2003 results include a gain on the  retirement  of debt of $2.0  million  compared to a gain of $11.2 million  in the second  quarter  of 2002.  After  deducting  preferred  dividend requirement,  basic and diluted  loss per common  share was $1.67 for the second quarter of 2003 compared with basic and diluted  income per common share of $.57 for the second  quarter of 2002.  Included  in the 2002  results is income  from discontinued operations of $6.5 million, or $1.23 per diluted share.

            As previously  announced,  a Chapter 11 Plan of Reorganization  (the
"POR")  for   Wheeling-Pittsburgh   Corporation   and  its   debtor   affiliates
(collectively,  the "WPC Group") was  consummated on August 1, 2003. The POR had been confirmed by the United States  Bankruptcy Court for the Northern  District
of Ohio on June 18, 2003. Among other things, as a result of the consummation of the  POR,  each  member  of the WPC  Group  is no  longer  a  subsidiary  of WHX
Corporation.  In addition,  in connection with the  consummation of the POR, the
Pension  Benefit  Guarantee  Corporation  has agreed to  withdraw  its action to terminate the WHX Pension Plan.

SECOND QUARTER OPERATING RESULTS AND OTHER INCOME/EXPENSE

            Sales in the second quarter of 2003 were $83.5 million compared with
$109.2 million in 2002.  Sales  decreased by $21.4 million at the Precious Metal
Segment and by $4.8 million at the Wire & Tubing  Segment.  These sales declines are  primarily  related  to the  closure of several  facilities  in 2002.  Sales increased by $.6 million at the Engineered Materials Segment due to new products and market share gains in this segment's  fastener  business,  offset by a sales decline in this segment's electro-galvanizing business.

            For the second quarter of 2003,  operating income was a loss of $4.4 million,  compared  to a loss of $5.0  million  in the  second  quarter of 2002.
Operating income from the Precious Metal segment  increased by $7.6 million from a loss of $7.8 million in the second quarter of 2002 to a loss of $.2 million in the second quarter of 2003. The 2002 operating  results  include a $10.7 million restructuring  charge  related to the  closure of the  Fairfield,  CT  facility.
Excluding this charge operating income declined by $3.1 million. This decline is primarily  attributable to costs incurred in 2003 of $1.4 million related to the closure of  facilities,  and to lower  sales at the  remaining  operating  units reflecting weak U.S.  industrial  output.  Operating income at the Wire & Tubing segment  declined by $2.1  million  from $2.3 million in 2002 to $0.2 million in
2003.  The decrease in operating  income is due to increased raw material  costs
and  declining  sales  prices  associated  with  this  segment's   refrigeration
business,  lower  margins  in the  stainless  steel  tubing  markets,  and costs incurred in 2003 of $1.2  million  related to the  closure of certain  specialty wire facilities.  Operating income at the Engineered Materials segment decreased by $1.6 million from $4.5 million in 2002 to $2.9 million in 2003.  The decrease in  operating  income  is due to a  decline  in  sales in the  construction  and appliance markets in this segment's  electro-galvanizing  business.  Unallocated corporate expenses increased from $4.0 million to $7.3 million. This increase is primarily  related to increased  pension  expense of $2.1 million and  increased legal and professional  fees related to the PBGC action.  The increased  pension expense  is  primarily  related  to a  reduction  in the  discount  rate and the lowering of the assumed  long-term rate of return on the WHX Pension Plan assets from 9.25% to 8.5%.

            Other income was $1.7 million in the second quarter of 2003 compared to expense of $1.6 million in 2002. Included in 2003 is net investment income of
$.7 million, an unrealized gain on short-term  investments of $2.6 million, loss on interest rate swap of $0.2, and loss on disposal of assets of $.8 million.

LIQUIDITY AND CAPITAL

            At June 30,  2003,  total  liquidity,  comprising  cash,  short-term investments and funds available under bank credit  arrangements,  totaled $102.7 million.  At June 30, 2003,  funds available under credit  arrangements  totaled
$10.7 million.

            This press release contains  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.

CONFERENCE CALL

            WHX  Corporation  invites all  interested  parties to the  Company's second quarter 2003 conference  call scheduled for Wednesday,  August 6, 2003 at
11:00 A.M.  Eastern  Time.  Callers  can listen in by  dialing  (800)  566-2250, confirmation code "WHX Corporation."

                                 WHX CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                       Three Months Ended June 30, Six Months Ended June 30,
                                                                           2003         2002        2003           2002
----------------------------------------------------------------------------------------------------------------------------
                                                                                  (in thousands - except per-share)

Net sales                                                               $  83,519    $ 109,159    $ 164,519    $ 201,982

Cost of goods sold                                                         67,131       86,030      134,080      161,221
                                                                        ---------    ---------    ---------    ---------

Gross profit                                                               16,388       23,129       30,439       40,761

Selling, general and administrative expenses                               20,772       17,413       42,758       34,431
Restructuring charges                                                        --         10,700         --         10,700
                                                                        ---------    ---------    ---------    ---------

Loss from operations                                                       (4,384)      (4,984)     (12,319)      (4,370)
                                                                        ---------    ---------    ---------    ---------

Other:
           Interest expense                                                 4,903        6,537        9,920       15,340
           Gain on early retirement of debt                                 1,966       11,218        2,999       40,235
           Other income (expense)                                           1,696       (1,562)         188         (324)
                                                                        ---------    ---------    ---------    ---------

Income (loss) from continuing operations before taxes                      (5,625)      (1,865)     (19,052)      20,201

Tax provision (benefit)                                                    (1,567)      (3,159)      (6,146)      (3,944)
                                                                        ---------    ---------    ---------    ---------

Income (loss) from continuing operations                                   (4,058)       1,294      (12,906)      24,145

Income from discontinued operation - net of tax                              --          6,492         --          8,343
                                                                        ---------    ---------    ---------    ---------

Income (loss) before cumulative effect of an
   accounting change                                                       (4,058)       7,786      (12,906)      32,488

Cumulative effect of an accounting change                                    --           --           --        (44,000)
                                                                        ---------    ---------    ---------    ---------

Net income (loss)                                                       $  (4,058)   $   7,786    $ (12,906)   $ (11,512)
                                                                        =========    =========    =========    =========

Dividend requirement for preferred stock                                $   4,856    $   4,737    $   9,712    $   9,512
                                                                        =========    =========    =========    =========

Net income (loss) applicable to common stock                            $  (8,914)   $   3,049    $ (22,618)   $ (21,024)
                                                                        =========    =========    =========    =========

Basic per share of common stock

Income (loss) from continuing operations - net of preferred dividends   $   (1.67)   $   (0.66)   $   (4.24)   $    2.75
Income from discontinued operation                                           --           1.23         --           1.57
Cumulative effect of an accounting change                                    --           --           --          (8.26)
                                                                        ---------    ---------    ---------    ---------
Net income (loss) per share                                             $   (1.67)   $    0.57    $   (4.24)   $   (3.94)
                                                                        =========    =========    =========    =========

Diluted per share of common stock

Income (loss) from continuing operations                                $   (1.67)   $   (0.66)   $   (4.24)   $    2.29
Income from discontinued operation                                           --           1.23         --           0.79
Cumulative effect of an accounting change                                    --           --           --          (4.18)
                                                                        ---------    ---------    ---------    ---------
Net income (loss) per share                                             $   (1.67)   $    0.57    $   (4.24)   $   (1.10)
                                                                        =========    =========    =========    =========

                                 WHX CORPORATION
                          BUSINESS SEGMENT INFORMATION

(in thousands)                                                    Three Months Ended         Six Months Ended
                                                                        June 30,                 June 30,
                                                                   2003         2002         2003        2002
                                                                  ---------  ---------  -----------  ------------
Revenue

   Precious Metal                                              $  21,365    $  42,792    $  43,719    $  77,664
   Wire & Tubing                                              30,759       35,528       62,907       70,141
   Engineered Materials                                           31,395       30,839       57,893       54,177
                                                               ---------    ---------    ---------    ---------
           Consolidated revenue                                $  83,519    $ 109,159    $ 164,519    $ 201,982
                                                               =========    =========    =========    =========

Segment operating income
   Precious Metal                                              $    (177)   $  (7,757)   $  (1,376)   $  (6,170)
   Wire & Tubing                                                 159        2,297         (566)       4,140
   Engineered Materials                                            2,906        4,506        3,521        6,394
                                                               ---------    ---------    ---------    ---------

                                                                   2,888         (954)       1,579        4,364
                                                               ---------    ---------    ---------    ---------

Unallocated corporate expenses                                     7,272        4,030       13,898        8,734
                                                               ---------    ---------    ---------    ---------

    Operating loss                                                (4,384)      (4,984)     (12,319)      (4,370)

Interest expense                                                   4,903        6,537        9,920       15,340
Gain on early retirement of debt                                   1,966       11,218        2,999       40,235
Other income (expense)                                             1,696       (1,562)         188         (324)
                                                               ---------    ---------    ---------    ---------

      Income (loss) before taxes, discontinued operations
        and cumulative effect of an accounting change             (5,625)      (1,865)     (19,052)      20,201

Income tax expense (benefit)                                      (1,567)      (3,159)      (6,146)      (3,944)
Income from discontinued operations - net of tax                    --          6,492         --          8,343
                                                               ---------    ---------    ---------    ---------

          Income (loss) before cumulative effect of an
            accounting change                                     (4,058)       7,786      (12,906)      32,488

Cumulative effect of an accounting change - net of tax              --           --           --        (44,000)
                                                               ---------    ---------    ---------    ---------

          Net income (loss)                                    $  (4,058)   $   7,786    $ (12,906)   $ (11,512)
                                                               =========    =========    =========    =========